February 4, 1999

Mr. Steve Rudnik, CEO
MAGNITUDE INFORMATION SYSTEMS, NC.
50 Tannery Road
Branchburg, New Jersey 08876

Re: Legal Services Agreement

Dear Mr. Rudnik:

      This letter will memorialize our agreement regarding the payment of certain outstanding balances due the undersigned and/or his affiliates for legal services heretofore provided by the undersigned or his affiliates to Magnitude Information Systems, Inc., previously known as Proformix Systems, Inc. (the "Company").

      In consideration of such services heretofore provided and in lieu of payment in cash for such services rendered, the undersigned shall receive from the Company, immediately upon the execution of this Agreement, 40,000 shares of the Company's common stock to be registered by the Company immediately pursuant to Form S-8 Registration Statement in satisfaction of related financial obligations owed by the Company to the undersigned and/or his affiliates arising from any heretofore legal services rendered.

      If the forgoing properly reflects our understanding, please so indicate and date this agreement in the space provided below and return one fully execute copy for our files. After the counter-execution of this Agreement, kindly issue and forward the necessary Company stock certificates as recited above.

      An additional copy of this agreement is enclosed for your convenience.

                                                  Very truly yours.


                                                   BY: /s/ Paul Chernis
                                                     ---------------------------
                                                     Paul Chernis
AGREED AND ACCEPTED BY:
MAGNITUDE INFORMATION SYSTEMS, INC.


BY: /s/ Steve Rudnik
    -------------------------------
    Steve Rudnik, CEO

Dated:
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